Exhibit 99.1

Microsoft Cloud Strength Fuels Second Quarter Results

REDMOND, Wash. — January 30, 2019 — Microsoft Corp. today announced the following results for the quarter ended December 31, 2018, as compared to the corresponding period of last fiscal year:

•	Revenue was $32.5 billion and increased 12%
•	Operating income was $10.3 billion and increased 18%
•	Net income was $8.4 billion GAAP and $8.6 billion non-GAAP
•	Diluted earnings per share was $1.08 GAAP and $1.10 non-GAAP

“Our strong commercial cloud results reflect our deep and growing partnerships with leading companies in every industry including retail, financial services, and healthcare,” said Satya Nadella, CEO of Microsoft. “We are delivering differentiated value across the cloud and edge as we work to earn customer trust every day.”

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income (Loss)	Diluted Earnings (Loss) per Share
2017 As Reported (GAAP)	$28,918	$8,679	$(6,302)	$(0.82)
Net TCJA Impact	-	-	13,800	1.78
2017 As Adjusted for TCJA (non-GAAP)	$28,918	$8,679	$7,498	$0.96
2018 As Reported (GAAP)	$32,471	$10,258	$8,420	$1.08
Net TCJA Impact	-	-	157	0.02
2018 As Adjusted for TCJA (non-GAAP)	$32,471	$10,258	$8,577	$1.10
Percentage Change Y/Y (GAAP)	12%	18%	*	*
Percentage Change Y/Y (non-GAAP)	12%	18%	14%	15%
Percentage Change Y/Y (non-GAAP) Constant Currency	13%	18%	13%	14%
*	Not meaningful

GAAP results include net charges related to the Tax Cuts and Jobs Act (TCJA) of $157 million for the second quarter of fiscal year 2019 and $13.8 billion for the second quarter of fiscal year 2018. These net charges are excluded from our non-GAAP results.

Microsoft returned $9.6 billion to shareholders in the form of share repurchases and dividends in the second quarter of fiscal year 2019.

“Our solid execution delivered another strong quarter, with commercial cloud revenue growing 48% year-over-year to $9.0 billion,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “We continue to make strategic investments to capture expanding market opportunities to drive growth across our businesses.”

Revenue in Productivity and Business Processes was $10.1 billion and increased 13% (up 13% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 11% (up 11% in constant currency) driven by Office 365 Commercial revenue growth of 34% (up 33% in constant currency)
•	Office Consumer products and cloud services revenue increased 1% (up 2% in constant currency) with growth in Office 365 Consumer subscribers to 33.3 million
•	LinkedIn revenue increased 29% (up 30% in constant currency) with record levels of engagement highlighted by LinkedIn sessions growth of 30%
•	Dynamics products and cloud services revenue increased 17% (up 17% in constant currency) driven by Dynamics 365 revenue growth of 51% (up 50% in constant currency)

Revenue in Intelligent Cloud was $9.4 billion and increased 20% (up 21% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 24% (up 24% in constant currency) driven by Azure revenue growth of 76% (up 76% in constant currency)
•	Enterprise Services revenue increased 6% (up 7% in constant currency)

Revenue in More Personal Computing was $13.0 billion and increased 7% (up 7% in constant currency), with the following business highlights:

•	Windows OEM revenue declined 5% (down 5% in constant currency)
•	Windows Commercial products and cloud services revenue increased 13% (up 14% in constant currency)
•	Surface revenue increased 39% (up 41% in constant currency)
•	Gaming revenue increased 8% (up 9% in constant currency) with Xbox software and services revenue growth of 31% (up 32% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs increased 14% (up 14% in constant currency)

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, Carolyn Frantz, deputy general counsel and corporate secretary, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on January 30, 2020.

Non-GAAP Definition

TCJA Impact. We recorded a net charge of $157 million during the three months ended December 31, 2018 and a net charge of $13.8 billion during the three months ended December 31, 2017 related to TCJA. As of December 31, 2018, the U.S. Treasury Department and the Internal Revenue Service (IRS) are still in the process of issuing various TCJA regulations. Accordingly, future adjustments to the financial statements may be necessary as regulations are issued and when we file our fiscal year 2018 tax returns with the IRS and foreign tax authorities in the current fiscal year.

We have provided non-GAAP financial measures related to TCJA to aid investors in better understanding our performance. We believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income (Loss)	Diluted Earnings (Loss) per Share
2017 As Reported (GAAP)	$28,918	$8,679	$(6,302)	$(0.82)
2017 As Adjusted (non-GAAP)	$28,918	$8,679	$7,498	$0.96
2018 As Reported	$32,471	$10,258	$8,420	$1.08
2018 As Adjusted (non-GAAP)	$32,471	$10,258	$8,577	$1.10
Percentage Change Y/Y (GAAP)	12%	18%	*	*
Percentage Change Y/Y (non-GAAP)	12%	18%	14%	15%
Constant Currency Impact	$(83)	$43	$71	$0.01
Percentage Change Y/Y (non-GAAP) Constant Currency	13%	18%	13%	14%
*	Not meaningful

Segment Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2017 As Reported	$8,953	$7,795	$12,170
2018 As Reported	$10,100	$9,378	$12,993
Percentage Change Y/Y	13%	20%	7%
Constant Currency Impact	$-	$(20)	$(63)
Percentage Change Y/Y Constant Currency	13%	21%	7%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended December 31, 2018
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office Commercial products and cloud services	11%	0%	11%
Office 365 Commercial	34%	(1)%	33%
Office Consumer products and cloud services	1%	1%	2%
LinkedIn	29%	1%	30%
Dynamics products and cloud services	17%	0%	17%
Dynamics 365	51%	(1)%	50%
Server products and cloud services	24%	0%	24%
Azure	76%	0%	76%
Enterprise Services	6%	1%	7%
Windows OEM	(5)%	0%	(5)%
Windows Commercial products and cloud services	13%	1%	14%
Search advertising excluding traffic acquisition costs	14%	0%	14%
Surface	39%	2%	41%
Gaming	8%	1%	9%
Xbox software and services	31%	1%	32%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in new products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility that we may fail to protect our source code;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	the dependence of our business on our ability to attract and retain talented employees;

•	claims against us that may result in adverse outcomes in legal disputes;

•	additional tax liabilities;

•	quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions that may disrupt our business;

•	adverse economic or market conditions that may harm our business;

•	changes in our sales organization that may impact revenues;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm; and

•	damage to our reputation or our brands that may harm our business and operating results.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of December 31, 2018. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017

Revenue:
Product	$16,219	$17,926	$33,518	$32,224
Service and other	16,252	10,992	28,037	21,232

Total revenue	32,471	28,918	61,555	53,456

Cost of revenue:
Product	5,885	5,498	9,534	8,478
Service and other	6,538	5,566	12,794	10,864

Total cost of revenue	12,423	11,064	22,328	19,342

Gross margin	20,048	17,854	39,227	34,114
Research and development	4,070	3,504	8,047	7,078
Sales and marketing	4,588	4,562	8,686	8,374
General and administrative	1,132	1,109	2,281	2,275

Operating income	10,258	8,679	20,213	16,387
Other income, net	127	490	393	766

Income before income taxes	10,385	9,169	20,606	17,153
Provision for income taxes	1,965	15,471	3,362	16,879

Net income (loss)	$8,420	$(6,302)	$17,244	$274

Earnings (loss) per share:
Basic	$1.09	$(0.82)	$2.24	$0.04
Diluted	$1.08	$(0.82)	$2.22	$0.04

Weighted average shares outstanding:
Basic	7,692	7,710	7,683	7,709
Diluted	7,768	7,710	7,767	7,799

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$8,420	$(6,302)	$17,244	$274

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(15)	(7)	(60)	(113)
Net change related to investments	881	(878)	620	(1,166)
Translation adjustments and other	(264)	(40)	(319)	253

Other comprehensive income (loss)	602	(925)	241	(1,026)

Comprehensive income (loss)	$9,022	$(7,227)	$17,485	$(752)

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	December 31, 2018	June 30, 2018

Assets
Current assets:
Cash and cash equivalents	$6,638	$11,946
Short-term investments	121,024	121,822

Total cash, cash equivalents, and short-term investments	127,662	133,768
Accounts receivable, net of allowance for doubtful accounts of $354 and $377	19,680	26,481
Inventories	1,961	2,662
Other	7,571	6,751

Total current assets	156,874	169,662
Property and equipment, net of accumulated depreciation of $33,082 and $29,223	32,717	29,460
Operating lease right-of-use assets	6,806	6,686
Equity investments	2,274	1,862
Goodwill	41,577	35,683
Intangible assets, net	8,482	8,053
Other long-term assets	10,129	7,442

Total assets	$258,859	$258,848

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,563	$8,617
Current portion of long-term debt	3,516	3,998
Accrued compensation	4,624	6,103
Short-term income taxes	2,033	2,121
Short-term unearned revenue	24,285	28,905
Other	8,297	8,744

Total current liabilities	50,318	58,488
Long-term debt	69,653	72,242
Long-term income taxes	29,161	30,265
Long-term unearned revenue	3,799	3,815
Deferred income taxes	2,062	541
Operating lease liabilities	5,683	5,568
Other long-term liabilities	6,055	5,211

Total liabilities	166,731	176,130

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital — shares authorized 24,000; outstanding 7,683 and 7,677	77,556	71,223
Retained earnings	16,585	13,682
Accumulated other comprehensive loss	(2,013)	(2,187)

Total stockholders’ equity	92,128	82,718

Total liabilities and stockholders’ equity	$258,859	$258,848

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017

Operations
Net income (loss)	$8,420	$(6,302)	$17,244	$274
Adjustments to reconcile net income (loss) to net cash from operations:
Depreciation, amortization, and other	2,995	2,536	5,832	5,035
Stock-based compensation expense	1,183	986	2,290	1,959
Net recognized gains on investments and derivatives	(135)	(684)	(375)	(1,207)
Deferred income taxes	(173)	(2,305)	(420)	(2,358)
Changes in operating assets and liabilities:
Accounts receivable	(2,396)	(3,908)	6,798	4,041
Inventories	1,654	1,205	698	182
Other current assets	(173)	354	(850)	36
Other long-term assets	(473)	(344)	(452)	(622)
Accounts payable	(440)	938	(835)	531
Unearned revenue	(2,122)	(1,065)	(4,563)	(2,871)
Income taxes	(64)	15,974	(1,155)	16,635
Other current liabilities	656	643	(1,666)	(1,521)
Other long-term liabilities	(32)	(153)	11	201

Net cash from operations	8,900	7,875	22,557	20,315

Financing
Proceeds from issuance of short-term debt, maturities of 90 days or less, net	0	3,759	0	49
Proceeds from issuance of debt	0	3,229	0	7,183
Repayments of debt	(3,000)	(3,327)	(3,000)	(4,496)
Common stock issued	200	189	560	496
Common stock repurchased	(6,413)	(2,008)	(10,157)	(4,578)
Common stock cash dividends paid	(3,544)	(3,238)	(6,764)	(6,241)
Other, net	(459)	(156)	(1,239)	(306)

Net cash used in financing	(13,216)	(1,552)	(20,600)	(7,893)

Investing
Additions to property and equipment	(3,707)	(2,586)	(7,309)	(4,718)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(1,593)	(27)	(1,838)	(206)
Purchases of investments	(16,858)	(45,154)	(36,409)	(78,115)
Maturities of investments	3,782	6,352	8,996	11,578
Sales of investments	14,176	41,261	29,407	64,297
Securities lending payable	0	(177)	0	(71)

Net cash used in investing	(4,200)	(331)	(7,153)	(7,235)

Effect of foreign exchange rates on cash and cash equivalents	17	(17)	(112)	9

Net change in cash and cash equivalents	(8,499)	5,975	(5,308)	5,196
Cash and cash equivalents, beginning of period	15,137	6,884	11,946	7,663

Cash and cash equivalents, end of period	$6,638	$12,859	$6,638	$12,859

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017

Revenue
Productivity and Business Processes	$10,100	$8,953	$19,871	$17,191
Intelligent Cloud	9,378	7,795	17,945	14,717
More Personal Computing	12,993	12,170	23,739	21,548

Total	$32,471	$28,918	$61,555	$53,456

Operating Income
Productivity and Business Processes	$4,015	$3,337	$7,896	$6,343
Intelligent Cloud	3,279	2,832	6,210	4,969
More Personal Computing	2,964	2,510	6,107	5,075

Total	$10,258	$8,679	$20,213	$16,387